Exhibit 1.1

IntraLase Corp.

[            ] Shares

Common Stock

UNDERWRITING AGREEMENT

dated [            ], 2004

Banc of America Securities LLC

Wachovia Capital Markets, LLC

First Albany Capital Inc.

ThinkEquity Partners LLC

Underwriting Agreement

[•], 2004

BANC OF AMERICA SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

FIRST ALBANY CAPITAL INC.

THINKEQUITY PARTNERS LLC

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

Introductory. IntraLase Corp., a Delaware corporation (the “Company), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [            ] shares of its Common Stock, par value $0.01 per share (the “Common Stock”); and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 336,314 shares of Common Stock. The [            ] shares of Common Stock to be sold by the Company and the 336,314 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Common Shares”. In addition, the Company has granted to the Underwriters an option to purchase up to an additional [            ] shares (the “Optional Common Shares”) of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the “Common Shares”. Banc of America Securities LLC (“BAS”), Wachovia Capital Markets, LLC, First Albany Capital Inc., and ThinkEquity Partners LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares.

The Company and the Underwriters agree that up to [            ] of the Firm Common Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees and consultants of the Company, persons having business relationships with the Company and friends and family members of certain officers of the Company (collectively, the “Participants”), as part of the distribution of the Common Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. One of the Underwriters (the “Designated Underwriter”) shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-116016), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the “Prospectus”; provided, however, that if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term “Prospectus” shall mean the Company’s prospectus subject to completion (each, a “preliminary prospectus”) dated [            ], 2004 (such preliminary prospectus is called the “Rule 434 preliminary prospectus”), together with the applicable term sheet (the “Term Sheet”) prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Common Shares as contemplated by Section 3(l) of this Agreement.

Prior to the purchase of the Firm Common Shares by the Underwriters on the First Closing Date referred to in Section 2(b), the Company shall effect a 0.721528-for-one reverse stock split (the “Stock Split”).

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for dividends paid to the Company, on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(h) Independent Accountants. Deloitte and Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Selected Financial Data”, “Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(j) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company has no subsidiaries.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(l) Quotation. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered.

(n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(o) Intellectual Property Rights. The Company owns or possesses the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are (i) necessary or material to conduct its business as now conducted and as described in the Prospectus and as are (ii) necessary or material for the commercialization of the products described in the Prospectus as being under development. Except as set forth in the Prospectus, (a) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the Company’s rights in or to any such Intellectual Property Rights that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property Rights owned by the Company and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s knowledge, the operation of the Company’s business as now conducted, and as described in the Prospectus, and in connection with the development and commercialization of the products described in the Prospectus does not infringe any claim of any patent or published patent application; (e) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company invalid or any patent application owned or licensed by the Company unpatentable which has not been disclosed to the applicable government patent office; and (f) the Company’s granted or issued patents, registered trademarks, and registered copyrights have been duly maintained and are in full force and in effect, and none of the patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology or intellectual property used by the Company in its business has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors, or employees or otherwise in violation of the rights of any persons. No third party has been granted by the Company rights to the Company’s Intellectual Property Rights that, if exercised, could enable such party to develop products competitive to those of the Company as described in the Prospectus.

(p) Patent Applications. The Company has duly and properly filed or caused to be filed with the U. S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

(q) Licenses. The Company has not breached and is not currently in breach of any provision of any license, contract or other agreement governing the Company’s use of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, the Company has not been and is not currently involved in any disputes regarding the Licenses. To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(r) Clinical Studies. The studies that are referred to in the Prospectus and their protocols were, to the Company’s knowledge, independently developed, analyzed and reported by the persons or entities conducting the clinical studies. The prospective studies that are referred to in the Prospectus were, to the Company’s knowledge, conducted in all material respects in accordance with experimental protocols, procedures and controls consistent with the standards applied in other studies in the industry. The retrospective studies that are referred to in the Prospectus were, to the Company’s knowledge, statistically analyzed to ensure the results presented therein are accurate in all material respects. The descriptions of such clinical studies contained in the Registration Statement and the Prospectus are accurate in all material respects. The Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the “FDA”) or any foreign, state or local governmental or self-regulatory body exercising comparable authority requiring the termination, suspension or material modification of any such clinical studies, which termination, suspension or material modification would reasonably be expected to result in a Material Adverse Change.

(s) FDA Compliance. The Company is in compliance in all material respects with all applicable rules and regulations of the FDA, and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, the Radiation Control for Safety and Health Act of 1968, as amended, and the Good Manufacturing Practice regulations), the enforcement of which, individually or in the aggregate, would be expected to result in a Material Adverse Change.

(t) Proposed FDA or PTO Rules. To the Company’s knowledge, there are no rulemaking or similar proceedings before the FDA or PTO which affect or involve the Company or any of the products that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would result in a Material Adverse Change.

(u) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal, foreign regulatory agencies or bodies necessary to conduct its business and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the

Common Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Since January 1, 2001, the Company has not been denied any insurance coverage which it has sought or for which it has applied.

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(bb) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(cc) Company’s Internal Control over Financial Reporting. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (a) any significant deficiency in the design or operation of its internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls since December 31, 2003.

(dd) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(ee) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Brokers. Except as otherwise provided herein, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(gg) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

(hh) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(ii) Market Data. The market data and industry forecasts included in the Registration Statement and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products. The Company has not offered the Common Shares in connection with the Directed Share Program in contravention of the Securities Act.

(kk) Stock Split. The Stock Split has been consummated on the terms contemplated by this Agreement and the Prospectus and has been effected in accordance with the Company’s charter and bylaws and the Delaware General Corporation Law, each as in effect on the date of the Stock Split.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, jointly with each other Selling Stockholder but severally with the Company, represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and either L. Erik Lundberg or Timothy P. Slottow, as custodian (the “Custodian”), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, or organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares Eligible for Future Sale”.

(g) No Preemptive Rights or Other Rights. Except as have been effectively waived, such Selling Stockholder does not have any preemptive rights or other rights to any securities of the Company in connection with the offering contemplated by this Agreement, or any other offering or issuance of securities by the Company prior to or on or after the date hereof; such Selling Stockholder has not granted or assigned any preemptive rights or other rights to any securities of the Company to any person or entity.

(h) No Further Consents, etc. Except for (i) the consent of such Selling Stockholder to the respective number of Common Shares to be sold by all of the Selling Stockholders pursuant to this Agreement and (ii) the waiver by certain other holders of Common Stock of certain registration rights granted pursuant to the Fourth Amended and Restated Registration Rights Agreement, dated as of May 17, 2002, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(i) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the

First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Common Shares).

(j) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(k) Confirmation of Company Representations and Warranties. Nothing has come to such Selling Stockholder’s attention that would lead it to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct. Such Selling Stockholder has reviewed the Registration Statement and the Prospectus and has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5(j) hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Common Shares.

(a) The Firm Common Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [            ] Firm Common Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 336,314 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[            ] per share.

(b) The First Closing Date. Delivery of the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of BAS, 9 West 57th Street, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [            ], 2004, or such other time and date not later than 1:30 p.m. New York time, on [            ], 2004 as the Representatives shall designate by

notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [            ] Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f) Delivery of the Common Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City or otherwise as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. New York time on the second business day following the date the Firm Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws, or other foreign laws, of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; provided that if the Company requests that the Common Shares be sold in any such foreign jurisdiction, the Company shall take such actions as are necessary to effect sales into any such jurisdiction. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending [September 30, 2005] that satisfies the provisions of Section 11(a) of the Securities Act.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

(j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k) Quotation. The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

(l) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to BAS an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Common Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format that may be transmitted electronically by BAS and the other Underwriters to offerees and purchasers of the Common Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable Term Sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement (provided, however, the Company may file a Form S-8 registration statement under the Securities Act to register shares of Common Stock issuable under any stock option, stock bonus or other stock plan or arrangement described in the Prospectus) under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if (a) the shares of Common Stock are to be issued upon exercise of stock options that are exempt from the lock-up provisions pursuant to Section 5(m), (b) the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), or (c) any such options granted do not vest during such 180-day period. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release; provided however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(n) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022 Attention: Vik Malik: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(q) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and each of its security holders, which agreements prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering, provided, however, that the Company need not enforce such agreements with respect to 20% of all stock options vested as of June 30, 2004 held by each employee of the Company who is neither a director nor an officer of the Company. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are to be bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(r) Disclosure Controls and Procedures. The Company will establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act will be prepared, (ii) will be evaluated for effectiveness as of the end of the Company’s fiscal quarter immediately following the date of this Agreement and (iii) will be effective in all material respects to perform the functions for which they are established.

(s) Company’s Internal Control over Financial Reporting. The Company will establish, within the time period required by applicable law and regulations, and thereafter maintain as required a system of internal controls over financial reporting sufficient to provide reasonable assurances that records are maintained in sufficient detail to accurately and fairly reflect the transactions and dispositions of the Company’s assets.

B. Covenants of the Selling Stockholders. Each Selling Stockholder, jointly with each other Selling Stockholder but severally with the Company, further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder shall not, without the prior written consent of BAS (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus.

(b) Delivery of Forms W-8 and W-9. Such Selling Stockholder shall deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, BAS, for the benefit of each of the other Representatives, agrees not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3A(m) or 3B(a) above or any lock-up agreement delivered pursuant to Section 5(m) below without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters).

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. In the judgment of the Representatives, there shall not have occurred any Material Adverse Change for the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Special Intellectual Property Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received (i) the favorable opinion of Fulbright & Jaworski, LLP, special intellectual property counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(f) Opinion of Special Regulatory Counsel of the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of King & Spalding, special regulatory counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit C (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs (v) (with respect to subparagraph (i) only), (vi) (with respect to the due authorization, execution and delivery of the Underwriting Agreement only), (vii), (viii), (ix), (x) and (xi) (with respect to the captions “Description of Capital Stock” and “Underwriting” under subparagraph (i) only), and the last paragraph of Exhibit A (and the Representatives shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(h) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters).

(j) Opinion of Counsel for the Selling Stockholders. On the First Closing Date the Representatives shall have received the favorable opinion of Miller, Canfield, Paddock

& Stone, PLC, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit D (and the Representative shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(k) Selling Stockholders’ Certificate. On the First Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(l) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(m) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), provided, however, that the Company need not furnish any such agreement with respect to 20% of all stock options vested as of June 30, 2004 held by each employee of the Company who is neither a director nor an officer of the Company. Each such agreement furnished pursuant to this Section 5(j) shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(n) Activation of Existing Lock-Up Agreements with the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives evidence of the Company’s activation of existing lock-up agreements (where the terms of such lock-up agreements require) between the Company and each of its security holders to be enforced in accordance with Section 3(q) and, if required by the Representatives, evidence of the directions given by the Company to the transfer agent to establish stop transfer restrictions upon such securities.

(o) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that the Selling Stockholders, jointly with each other Selling Stockholder, shall reimburse, upon demand, the Representatives and the other Underwriters for any such out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters as a result of any Selling Stockholder’s refusal, inability or failure to perform any agreement herein or to comply with any provision hereof.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 8. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such

Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or the laws or regulations of foreign jurisdictions where Directed Shares have been offered, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with the reservation and sale of Directed Shares to the Participants, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, jointly with each other Selling Stockholder but severally with the Company, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or the laws or regulations of foreign jurisdictions where Directed Shares have been offered, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact by such Selling Stockholder contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact by such Selling Stockholder contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with the reservation and sale of Directed Shares to the Participants, or the omission or alleged omission therefrom of a material fact by such Selling Stockholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of subparagraphs (i) and (ii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or with the approval of such Selling Stockholder specifically for use in the preparation thereof); or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Stockholder contained herein; or (iv) in whole or in part upon any failure of such Selling Stockholder to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Selling Stockholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholders by the

Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each of the Company and the Underwriters hereby acknowledge that the only information that the Selling Stockholders have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is the name of such Selling Stockholder, the number of Common Shares beneficially owned and offered by such Selling Stockholder and the statements made in the applicable footnote set forth opposite such Selling Stockholder’s name under the caption “Principal and Selling Stockholders” in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the following statements set forth under the caption “Underwriting” (i) the table in the first paragraph, (ii) the first four sentences of the third paragraph, and (iii) the paragraph under the captions “Underwriting – Stabilization” and “Underwriting – Discretionary Accounts”; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Sections 8(a) and 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(f) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

(g) Maximum Liability of Selling Stockholders. Notwithstanding any other provision of this Agreement, the liability of each of the Selling Stockholders under Sections 8 and 9 shall not exceed the amount equal to the public offering price of the Common Shares sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discounts and commission, as set forth on the cover page of the Prospectus, paid thereon to the Underwriters by the Selling Stockholders.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(d) and 8(g), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 847-5911

Attention: Vik Malik

with a copy to:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 583-8567

Attention: Legal Department

and

Shearman & Sterling LLP

1080 Marsh Road

Menlo Park, CA 94025

Facsimile: (650) 838-3699

Attention: Bruce Czachor

If to the Company:

IntraLase Corp.

3 Morgan

Irvine, CA 92618

Facsimile: (949) 467-3323

Attention: Chief Executive Officer

with a copy to:

Stradling, Yocca, Carlson & Rauth, a Professional Corporation

660 Newport Center Drive

Suite 1600

Newport Beach, CA 92660

Facsimile: (949) 725-4100

Attention: Bruce Feuchter

If to the Selling Stockholders:

L. Erik Lundberg

101 N. Main Street, Suite 525

Ann Arbor, MI 48104-5517

Facsimile: (734) 615-4445

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

INTRALASE CORP.

By:
Name: Robert J. Palmisano
Title: President and Chief Executive Officer

THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:
Attorney-in-fact

WOLVERINE VENTURE FUND

By:
Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

FIRST ALBANY CAPITAL INC.

THINKEQUITY PARTNERS LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By Banc of America Securities LLC

By:
Managing Director

SCHEDULE A

Underwriters	Number of Firm Common Shares to be Purchased
Banc of America Securities LLC	[	]
Wachovia Capital Markets, LLC	[	]
First Albany Capital Inc.	[	]
ThinkEquity Partners LLC	[	]

Total	[	]

SCH-A-1

SCHEDULE B

Selling Stockholder	Number of Firm Common Shares to be Sold
The Regents of the University of Michigan 101 N. Main Street, Suite 525 Ann Arbor, MI 48104-5517 Attention: L. Erik Lundberg	255,742
Wolverine Venture Fund 101 N. Main Street, Suite 525 Ann Arbor, MI 48104-5517 Attention: L. Erik Lundberg	80,572

Total	336,314

B-1